Exhibit 23.3






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-111546 of American Home Mortgage Investment Corp. on Form S-3 of our report dated March 21, 2003, appearing in the Annual Report on Form 10-K of American Home Mortgage Holdings, Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Princeton, New Jersey
January 8, 2004